UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  July 8, 2008 (July 1, 2008)

SENECA GAMING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Not Applicable	333–117633	54–2122988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Fourth Street
Niagara Falls, NY (Seneca Nation Territory)	14303
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 299–1100

Not Applicable

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐    Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐    Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 5.02(c).   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 2, 2008, the Seneca Gaming Corporation (SGC) announced the appointment of David Sheridan to be its next Chief Financial Officer.  In such capacity, Mr. Sheridan will be SGC’s principal financial and accounting officer.

Mr. Sheridan , age 34, served as Chief Financial Officer for the Oneida Indian Nation of New York and its enterprises (including Turning Stone Resort and Casino) from January 2007 through February 2008, and as Acting Chief Financial Officer (an appointment involving duties and responsibilities comparable to those of Chief Financial Officer) for such Nation and enterprises from August 2006 until January 2007.  From March 2003 until August 2006 he served as Director of Accounting and Finance for Turning Stone Resort and Casino.  Prior to that time, Mr. Sheridan served as an Assurance and Business Advisory Services Manager for PricewaterhouseCoopers LLP from July 1996 through March 2003.  Mr. Sheridan is a certified public accountant.

SGC and Mr. Sheridan are finalizing the terms of his employment agreement, which will be filed with the Securities and Exchange Commission upon execution by the parties.

A copy of the press release announcing the appointment of Mr. Sheridan is attached to this Current Report as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SENECA GAMING CORPORATION
(Registrant)

Date: July 8, 2008	/s/ Barry W. Brandon
	Name:	Barry W. Brandon
	Title:	Senior Vice President and General Counsel